Exhibit 99.1

For more information, contact: Laura E. Owen, COO 16801 West 116th Street Lenexa, KS 66219 USA Phone: (913) 338-5550 Fax: (913) 312-0264 Lowen@ICOP.com www.ICOP.com	For Investor Relations: Elite Financial Communications Group, LLC Dodi Handy, President and CEO Phone: (407) 585-1080 ICOP@efcg.net

ICOP REPORTS RESULTS OF 2006 ANNUAL MEETING OF STOCKHOLDERS

Board Names CEO Dave Owen as Chairman and COO Laura Owen Expands

Leadership Role with Appointment as President

LENEXA, KS – (PR NEWSWIRE) – August 10, 2006 – ICOP Digital, Inc. (Nasdaq:ICOP; NYSE Arca:ICOP), a leading provider of digital in-car video systems for law enforcement, today announced that at its Annual Meeting of Stockholders held earlier today in Lenexa, Kansas, shareholders approved the election of Roger Mason and COO Laura Owen as Class C Directors. In addition, shareholders voted in favor of increasing the number of shares reserved for issuance under the Company’s 2002 Stock Option Plan to 1.5 million shares. These were the only two items on the meeting agenda up for vote pursuant to the Notice of Meeting.

In related news, the Company reported that the Board of Directors named Dave Owen, ICOP’s CEO and Director, as the new Chairman of the Board, replacing Charles A. Ross, Sr. who on June 15, 2006 announced his intention to resign from the Board of Directors, effective as of the 2006 Annual Meeting of Stockholders. Mr. Ross expressed his desire to dedicate his full-time efforts and attention to his other business pursuits. In addition, the Board expanded COO Laura Owen’s leadership role with the additional appointment as Company President.

In an informal presentation to attendees of the Annual Meeting, Dave Owen elaborated on the Company’s steady growth progression, prevailing sales and marketing initiatives, and plans for expanding the product platform. “Since officially launching commercial operations in June of 2005 with the national roll-out of the ICOP Model 20/20, ICOP has focused on executing strategies designed to achieve brand and product awareness and rapid market penetration. Today, with customers in 43 states, it is evident that our strategies are working. The increasing strength of new customer growth is squarely matched by the steady flow of reorders we are receiving from existing customers implementing full fleet deployments.”

Continuing, Owen noted, “Moreover, the International Association of Chiefs of Police (IACP) Minimum Specifications document for in-car video will become effective on August 13, 2006. The ICOP Model 20/20 is in the enviable position of meeting virtually all of the material specifications noted. As a consequence, we expect this will serve to promote even greater growth opportunities in the law enforcement sector for our Company well into the foreseeable future, and we are ready.”

“Now that we have established a strong foothold in the law enforcement market, we have begun to turn our attention to expanding the markets that ICOP serves. With the formation of our new military sales unit, coupled with the addition of Colonel DeProspero to our Advisory Board, we are implementing plans to replicate and refine our marketing approach used to promote product sales in law enforcement to begin capturing market share of the military and homeland security mobile surveillance industries. In addition, we are engaged in field testing with select mass transit companies in which we are demonstrating the advanced functionality and system capabilities of our mobile solutions. All things considered, by balancing and continuing to reinforce our key objectives, 2006 is proving to be a banner year for ICOP,” concluded Owen.

About ICOP Digital, Inc.

ICOP Digital, Inc. is a Kansas-based company that delivers innovative, mission-critical security, surveillance, and communications solutions that provide timely and accurate information for the public and private sectors, and monitor and protect people, assets and profits. The ICOP Model 20/20 is the leading digital in-car video recorder system for use by law enforcement. ICOP Digital is currently marketing its solutions for application in law enforcement, homeland security and defense, mass transit and commercial surveillance. ICOP Digital, a GSA contractor, is dual listed on the NASDAQ market and the NYSE Arca, and the common stock and warrants trade under the ticker symbols “ICOP” and “ICOPW,” respectively. For more information, please visit www.ICOP.com, or to view a three-minute ICOP marketing presentation, please go to http://www.icopdigital.com/why_icop.html.

Safe Harbor Statement

This document contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are subject to risks and uncertainties that could cause actual results to vary materially from those projected in the forward-looking statements. The company may experience significant fluctuations in future operating results due to a number of economic, competitive, and other factors, including, among other things, our reliance on third-party manufacturers and suppliers, government agency budgetary and political constraints, new or increased competition, changes in market demand, and the performance or reliability of our products. These factors and others could cause operating results to vary significantly from those in prior periods, and those projected in forward-looking statements. Additional information with respect to these and other factors, which could materially affect the company and its operations, are included in certain forms the company has filed with the Securities and Exchange Commission.